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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 21, 1994, which appears on page 17 of Megatest Corporation's Annual Report on Form 10-K for the year ended August 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 34 of such Annual Report on Form 10-K.

PRICE WATERHOUSE LLP

San Jose, California
April 24, 1995